Exhibit 31.1

Certifications pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Larry Edwards, certify that:

1.	I have reviewed this annual report on Form 10-K of Global Power Equipment Group Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: June 6, 2005

/s/ Larry Edwards
Larry Edwards
Chief Executive Officer and
Chairman of the Board